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                                                                      EXHIBIT 2

                      DATED THE 28TH DAY OF SEPTEMBER 2000
                      ------------------------------------



                                 OEI HONG LEONG


                                       and


                       CHIP LIAN INVESTMENTS (HK) LIMITED,
                          CALISAN DEVELOPMENTS LIMITED
                                       and
                           SANION ENTERPRISES LIMITED


                                       and

                          POWERVOTE TECHNOLOGY LIMITED



              -----------------------------------------------------

                             SUPPLEMENTAL AGREEMENT
                     for the sale and purchase of shares in
                     China Internet Global Alliance Limited

              -----------------------------------------------------






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THIS SUPPLEMENTAL AGREEMENT is made on the 28th day of September 2000.

BETWEEN:

1. OEI HONG LEONG (HKID Card No. D076875(9)) of 52nd Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong (the "Vendor Guarantor");

2. CHIP LIAN INVESTMENT (HK) LIMITED, CALISAN DEVELOPMENTS LIMITED and SANION ENTERPRISES LIMITED, whose principal place of business is at 2nd Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong (collectively the "Vendor"); and

3. POWERVOTE TECHNOLOGY LIMITED, a company incorporated in British Virgin Islands whose place of business is at 7th Floor, Paul Y. Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong (the "Purchaser").

WHEREAS:

(A) The parties hereto have entered into a sale and purchase agreement on the 26th September 2000 ("the SP Agreement"). Terms defined therein shall have the same meaning hereto unless otherwise provided.

(B) The parties hereto have agreed to vary certain terms of the SP Agreement as hereinafter provided.

NOW IN CONSIDERATION OF THE FOREGOING, THE PARTIES HERETO AGREED as follows:

1.       AMENDMENTS TO THE SP AGREEMENT

(a)      RECITAL C

         The definition of Sale Shares shall be amended from 1,608,800,000 to 532,600,000.

(b)      RECITAL E

         A new recital E will replace the existing one to read as follows:

         "The Purchaser is a private company beneficially owned by Hanny Holdings Limited ("Hanny"). Hanny is a public company listed on the Stock Exchange."

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(c)      RECITAL F

         A new recital F will be added as follows:

         "An agreement dated 28th September 2000 (the "Hutch Agreement") has been entered into between Namble Limited as the vendor ("Namble") and the Purchaser as the purchaser, whereby Namble has agreed to sell 271,800,000 shares of the Company to the Purchaser ("Hutch's Shares")."

(d)      RECITAL G

         A new recital G will be added as follows:

         "An agreement dated 28th September 2000 (the "Paul Y. Agreement") has been entered into between the Vendor Guarantor, the Vendor and Great Decision Limited ("Great Decision") whereby the Vendor Guarantor has procured the Vendor to sell to Great Decisions 804,400,000 shares of the Company ("Paul Y's Shares")."

(e)      CLAUSE 1.1

         Clause 1.1 shall be amended so that the whole paragraph should now read:

         "Completion of this Agreement shall be conditional upon clearance from the Securities and Futures Commission that a general offer will not be required to be made by the Purchaser or Great Decision in respect of all the shares of the Company apart from the Sale Shares, Paul Y's Shares and the Hutch's Shares and the Stock Exchange not having notified the Company that its listing will or may be withdrawn at, on or as a result of completion of this Agreement, the Paul Y. Agreement or the Hutch Agreement save for the reason that there will be insufficient public interests or holding of the shares of the Company under Chapter 8 of the Listing Rules."

(f)      CLAUSE 1.2

         The phrase "or otherwise not waived by the Purchaser" shall be deleted in its entirety.

(g)      CLAUSE 1.4

         A new clause 1.4 will be added to replace the existing one to read as follows:

         "Subsequent to the satisfaction of the conditions set out in Clause 1.1, the Vendor and the Vendor Guarantor shall undertake to place down (after deduction on the amount o the Paul Y's Shares being sold by the Vendor) the remaining 796,213,585 shares of the Company to independent third parties on or prior to the Completion Date."

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(h)      CLAUSE 1.5

         A new clause 1.5 will be added to read as follows:

         "Subject to the satisfaction of the conditions precedent in Clause 1.1, Completion of the Sale Shares shall be conditional upon the simultaneous completion of the Paul Y. Agreement."

(i)      CLAUSE 2.1

         The purchase consideration shall be amended from HK$1,287,040,000 representing HK$0.80 per Sale Share to HK$426,080,000 representing HK$0.80 per Sale Share.

(j)      CLAUSE 2.2

         (i) The phrase "or specifically waived by the Purchaser" shall be deleted in its entirety.

         (ii) The amount of the Deposit shall be amended from HK$128,704,000 to HK$51,272.000.

(k)      CLAUSE 3.2(a)(i)

         The amount for the banker's draft shall be amended from HK$514,816,000 to HK$161,768,000.

(l)      CLAUSE 3.2(a)(ii)

         The amount for the promissory note shall be amended from HK$643,520,000 to HK$213,040,000.

2.       OTHER TERMS AND CONDITIONS

         Save and except as hereby modified, all other terms and conditions contained in the SP Agreement shall remain in full force and effect in all respect.

3.       GOVERNING LAW & JURISDICTION

         This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in all respects in accordance with the laws of Hong Kong SAR, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong SAR Courts.

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IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

SIGNED by OEI Hong Leong                     /s/ OEI HONG LEONG
in the presence of:                          ---------------------------------

/s/
---------------------------------------

SIGNED by                                    /s/ OEI HONG LEONG
                                             ---------------------------------

for and on behalf of
Chip Lian Investments (HK) Limited
in the presence of:

/s/
----------------------------------------

SIGNED by                                    /s/ OEI HONG LEONG
                                             ---------------------------------

for and on behalf of
Calisan Developments Limited
in the presence of:

/s/
---------------------------------------

SIGNED by                                    /s/ OEI HONG LEONG
                                             ---------------------------------

for and on behalf of
Sanion Enterprises Limited
in the presence of:

/s/ Oei Hong Leong
---------------------------------------

SIGNED by                                    /s/ TOM LAM
                                             ---------------------------------

for and on behalf of
Powervote Technology Limited
in the presence of:

/s/ TOM LAM
---------------------------------------

/s/ ARON YAP
---------------------------------------

/s/
---------------------------------------


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